Exhibit 99.1

EMPIRE RESORTS ANNOUNCES WORKFORCE DEVELOPMENT PLAN TO

IMPLEMENT EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITY, WOMAN

AND VETERAN-OWNED BUSINESSES

(Monticello, NY, April 28, 2014) – Empire Resorts, Inc. (together with its subsidiaries, “Empire”) (NASDAQ-GM:NYNY) today announced that it has retained DACK Consulting Solutions, Inc. (“DACK”) to assist in establishing a program for the inclusion of minority, women and veteran-owned businesses (“MWVBEs”) in the pre-construction and construction phases of its proposed destination gaming resort development (“Gaming Facility”) in accordance with the Upstate New York Gaming and Economic Development Act. Such proposed Gaming Facility will be located at Adelaar, a four-season, $750 million destination resort planned for Sullivan County by subsidiaries of EPR Properties (“EPR”), Empire and other co-developers. The MWVBE program will be submitted to the New York State Gaming Facility Location Board (the “Board”) in connection with Empire’s application for a Gaming Facility license.

“Our association with DACK represents a significant milestone in addressing the workforce enhancement factors in the Board’s Request for Applications. Our application will be submitted on or before June 30, 2014,” said Empire’s CEO Joseph D’Amato. “With less than 65 days left for the applications to be submitted, real and robust MWVBE plans require substantial preparations to be implemented upon the awarding of a license. We and LP Ciminelli (“LPC”), our construction manager, will work closely with DACK to identify and implement innovative and comprehensive MWBVE programs for construction of the proposed Gaming Facility. DACK, which will also assist with implementing a diversity program for operations at the Gaming Facility, will be a tremendous resource in ensuring that minority, woman, and veteran-owned businesses are provided a legitimate opportunity to bid and be awarded contracts, should we be granted a Gaming Facility license.”

“The commitment being demonstrated by Empire is significant and will have a positive impact on the MWVBEs and provide for equal employment opportunities on those construction jobs that will be created,” stated Aleksandra Chancy, P.E., and Principal of DACK. “As a minority woman owned business, we fully understand the importance of utilizing minority, woman, and veteran owned businesses and hiring a diverse workforce.”

Reaching our goals will require a complete picture of the available MWVBE businesses in the region as well as a substantive understanding of the construction project, which will begin immediately if we are granted a Gaming Facility license. DACK’s responsibilities will include:

•	Outreach to potential contractors and workforce
•	Facilitating bidding and labor opportunities in the area
•	Working with us and LPC to identify contracting opportunities

•	Developing an initial plan to achieve our participation objectives
•	Monitoring compliance concerning the achievement of MWVBE utilization and workforce diversity goals and
•	Providing mentoring to the selected MWVBEs during the bidding phase.

DACK will soon begin to hold forums in several localities surrounding Sullivan and Orange Counties to increase awareness of the project and the potential opportunities for certified MWVBEs. These forums will incorporate local churches, civil groups, not-for-profit organizations, business chambers, veterans groups and local governments in an effort to help them better understand the project and how it can be utilized by MWVBEs and those seeking construction employment.

About DACK Consulting Solutions

DACK Consulting Solutions Inc. is a White Plains, New York based construction consulting firm that provides Minority Woman Veteran Business Enterprise (MWVBE) and Workforce Diversity contract compliance services to developers, governmental agencies, municipalities, architects, construction managers, and general contractors. DACK facilitates bidding opportunities for MWVBEs and increases labor opportunities for local diverse populations for governmental, educational, institutional, commercial, industrial and residential construction projects during the pre-development, pre-construction, construction, and post-construction phases.

About Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. Further information is available at www.empireresorts.com

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Empire and our management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; plans for signing and closing on definitive transaction documents; the construction commencement date for the development project; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the development project, including the issuance of a destination gaming resort license to us, changes in federal, state or local tax law; general volatility of the capital markets and our ability to access the capital markets to secure necessary financing. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact

Empire Resorts, Inc.

Charles Degliomini

845-807-0001

cdegliomini@empireresorts.com